Exhibit 5

[Letterhead of Merck & Co., Inc.]

March 19, 2024

Merck & Co., Inc.

126 East Lincoln Avenue

Rahway, NJ 07065

Re: Merck & Co., Inc. – Debt Securities

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of Merck & Co., Inc., a New Jersey corporation (the “Company”), and in such capacity have acted as counsel for the Company in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate principal amount of debt securities (the “Securities”) of the Company. I, or attorneys under my general supervision, have examined such corporate records, certificates and other documents, including the Registration Statement on Form S-3 relating to the Securities (the “Registration Statement”), and have reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

I am admitted to practice law in California, New Jersey and the District of Columbia. The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of New York, and the New Jersey Business Corporation Act.

Upon the basis of the foregoing examination and review, I advise you that, in my opinion:

When the terms of the Securities and of their issue and sale have been duly established in conformity with the Indenture relating to the Securities so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Securities have been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated in the Registration Statement, the Securities will be legally issued and will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are rendered only to you and are solely for your benefit and may not be relied upon by any person, firm, or corporation for any reason without my prior written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of Debt Securities” in the related prospectus. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Jennifer Zachary
Jennifer Zachary

Executive Vice President and General Counsel